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                                                                     EXHIBIT 5.1


                                RSA Security Inc.
                                 36 Crosby Drive
                          Bedford, Massachusetts 01730
                                November 15, 2001


Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 7,028,009 shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), of RSA Security Inc., a Delaware corporation (the "Company"), which Shares consist of (i) up to 6,111,312 shares of Common Stock (the "Debenture Shares") issuable upon the conversion of $80,000,000 principal amount of the Company's 7% Convertible Subordinated Debentures due October 17, 2004 (the "Debentures"), and up to 916,697 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of warrants dated October 17, 2001, October 29, 2001 and November 5, 2001 (the "Warrants"), all of which were issued pursuant to (x) a Securities Purchase Agreement, dated as of October 17, 2001, between the Company and the buyers party thereto, (y) a Securities Purchase Agreement, dated as of October 29, 2001, between the Company and the buyers party thereto and (z) a Securities Purchase Agreement, dated as of November 5, 2001, between the Company and the buyers party thereto (collectively, the "Securities Purchase Agreements"). All of the Shares are being registered on behalf of certain securityholders of the Company (the "Selling Stockholders").

      I am Assistant General Counsel of the Company. I have examined signed copies of the Registration Statement to be filed with the Commission. I have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company, stock record books of the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as I have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      I assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

      I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance by the Company, that, upon issuance and delivery in accordance with the Securities Purchase Agreements and the Debentures, the Debentures Shares will be validly issued, fully paid and non-assessable, and that, upon issuance and delivery in accordance with the Securities Purchase Agreements and the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

      It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

      Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and
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judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Kathryn L. Leach
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                                    Kathryn L. Leach
                                    Assistant General Counsel